EXHIBIT 23.1
                                                                    ------------




               Consent Of Independent Certified Public Accountants






TSR, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-47531) of our report dated July 8, 2003 relating to the consolidated financial statements of TSR Inc. as of and for the year ended May 31, 2003 appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2003.


                              /s/ BDO Seidman, LLP


Melville, New York
August 15, 2003